UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of The TJX Companies, Inc. (the “Company”) was held on June 10, 2014, at which the stockholders voted as follows:

Proposal 1: Each nominee for director was elected, each to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified:

Nominee	For	Against	Abstaining	Broker Non-Votes
Zein Abdalla	579,196,184	553,012	1,324,198	40,019,181
José B. Alvarez	578,786,830	960,390	1,326,174	40,019,181
Alan M. Bennett	579,132,691	613,915	1,326,788	40,019,181
Bernard Cammarata	574,632,589	5,109,597	1,331,208	40,019,181
David T. Ching	579,237,753	508,172	1,327,469	40,019,181
Michael F. Hines	579,221,178	526,221	1,325,995	40,019,181
Amy B. Lane	578,907,014	882,319	1,284,061	40,019,181
Carol Meyrowitz	576,579,818	3,195,071	1,298,505	40,019,181
John F. O’Brien	572,069,011	7,671,535	1,332,848	40,019,181
Willow B. Shire	572,659,409	7,114,390	1,299,595	40,019,181

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year was ratified:

For	613,748,853
Against	6,161,615
Abstaining	1,182,107

Proposal 3: On an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion (the “say on pay vote”) was approved:

For	564,601,692
Against	14,603,254
Abstaining	1,868,448
Broker Non-Votes	40,019,181

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Ann McCauley
Ann McCauley
Executive Vice President, Secretary and
General Counsel

Dated: June 13, 2014